SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 Form 8-K

                 Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934


Date of Report (Date of earliest event reported)................February 7, 1997


                        SOUTH BRANCH VALLEY BANCORP, INC.
             (Exact name of registrant as specified in its charter)



West Virginia                      0-16587                       55-0672148
----------------                -------------              --------------------
(State of other                 (Commission                (I.R.S. Employer
  jurisdiction                   File Number)               Identification No.)
of incorporation)




          310  North  Main  Street,  Moorefield,   West  Virginia  26836
          ---------------------------------------------------------------
           (Address of principal executive offices, including zip code)




        Registrant's telephone number, including area code (304) 538-2353







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Item 5.     Other Events


                     Execution of Stock Purchase Agreement

     On February 7, 1997, South Branch Valley Bancorp, Inc. ("South Branch") executed a Stock Purchase Agreement (the "Stock Purchase Agreement") with Fred
L. Haddad, Karen L. Haddad, Larry Haddad, Susan Haddad, Lauren Haddad, Elizabeth Haddad and Paul E.White (the "Sellers"), 350 MacCorkle Avenue, S.E., Station Place, Charleston, West Virginia 25314 to purchase all 424,680 shares of Mr.
Haddad's stock, or approximately 35.4% of Capital State Bank, Inc. ("Capital State Bank"), a state banking corporation located at 2402 Mountaineer Boulevard, South Charleston, West Virginia 25309. South Branch will pay to the sellers a purchase price of $11.00 per share. The Stock Purchase Agreement is contingent on the happening of various events, including but not limited to the ability of South Branch to obtain all regulatory approvals prior to consummation of the purchase.


              Source and Amount of Funds or Other Considerations

     As stated in its 8-K filed on January 21, 1997, South Branch executed a letter of intent dated January 15, 1997 (the "Letter of Intent") to purchase 275,000 shares, or approximately 23%, of Capital State Bank, Inc. ("Capital State Bank") from Fred L. Haddad at a purchase price of $11.00 per share. The Letter of Intent was contingent on the happening of several events, including but not limited to (i) execution of a definitive stock purchase agreement; (ii) the ability of South Branch to purchase an additional 149,680 shares of Capital State Bank stock at a purchase price of $11.00 per share from the following individuals: Karen L. Haddad - 10,000 shares, Larry Haddad - 20,000 shares, Susan Haddad - 60,000 shares, Lauren Haddad - 15,000 shares, Elizabeth Haddad - 15,000 shares and Paul White 29,680 shares, (herein collectively referred to as the "Additional Shares"); (iii) the ability of South Branch to obtain all regulatory approvals; and (iv) completion of a due diligence review of financial, legal, accounting and environmental matters that is satisfactory to South Branch. At the time of filing of South Branch's 8-K dated January 21, 1997, letters of intent with the holders of the Additional Shares had not been executed.

     Since the filing of that 8-K, South Branch has (i) executed letters of intent with the holders of the Additional Shares and (ii) executed a definitive stock purchase agreement with Mr. Haddad and the holders of the Additional Shares (the "Stock Purchase Agreement"). The acquisition of Mr. Haddad's Shares and the Additional Shares (collectively the "Shares") will result in South Branch owning approximately 35.4% of Capital State Bank, Inc.

     The source and amount of funds used or to be used in purchasing the Shares will be (i) $178,690.50 in funds currently available from South Branch, and (ii) a loan in an amount not to exceed $3,000,000 from the Potomac Valley Bank, Petersburg, West Virginia. The source of the remaining $1,492,789.50 would be funds available to South Branch as a result of its sale of authorized but unissued shares of South Branch stock to certain directors at a purchase price of

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$43.50.  The directors who will purchase South Branch stock and the amount they will purchase are as follows:

    Director's Name           Number of Shares              Dollar Amount
    ---------------           -----------------             ----------------
     John W. Crites                23,300                     $1,100,550

     Gary L. Hinkle                 4,600                        200,100

     Jeffrey E. Hott                2,530                        110,550

     Oscar M. Bean                    575                         25,012.50

     Donald W. Biller                 506                         22,011

     Thomas J. Hawse, III             300                         13,000

     Mary Ann Ours                    506                         22,011
                              ------------------            ---------------
                                   34,317                     $1,492,789.50

            As discussed more fully below, the proposed transaction is subject to prior regulatory approval by state and federal bank regulatory authorities.


                            Purpose of Transaction

            The purpose of this transaction is to permit South Branch to obtain control of Capital State Bank, Inc. At this time, it is the intention of South Branch to accumulate enough stock to motivate its discussions with management of Capital State Bank, Inc. and to enhance the prospects that the contemplated transaction will be successfully consummated by reducing the possibility of a third party making an unsolicited acquisition proposal.

            At this time, South Branch is considering the option of seeking to acquire the remaining shares of Capital State Bank, Inc., through a negotiated merger proposal with current management. South Branch contemplates that if such merger discussions occur, such proposal would include negotiations concerning the resignation of certain board members and the filling of board vacancies. Since the filing of its initial 8-K, pursuant to the Stock Purchase Agreement, two directors of Capital State Bank, Inc., Karen L. Haddad and Paul White have resigned. Larry Haddad will remain Chairman of the Board of Directors until the parties mutually agree otherwise.




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            South  Branch  is a West  Virginia  bank  holding  company  that  is regulated by the Federal Reserve Board under the Federal Bank Holding Company Act of 1956, as amended and by the West Virginia Division of Banking. Capital State Bank, Inc. is a non-member, West Virginia state banking corporation whose primary regulators are the Federal Deposit Insurance Corporation and the West Virginia Division of Banking. In order to consummate the purchase of the Shares contemplated hereunder, South Branch and Capital State Bank, Inc. are each required to file applications with their respective banking regulators for approval of the proposed transaction prior to consummation. These regulatory requirements could slow down or prevent the proposed acquisition of the Shares by South Branch.


                     Interest in Securities of the Issuer

            Based on the Stock Purchase Agreement, the aggregate number and percentage of the common stock of Capital State Bank, Inc. beneficially owned by South Branch is approximately 35.4% or 424,680 shares. Legal title to these Shares has not been transferred to South Branch. As discussed in Item 4, under applicable federal banking law, both South Branch and Capital State must obtain prior approval of South Branch's acquisition of the Shares. In furtherance of this transaction, South Branch has placed part of the purchase price for the Shares in escrow and the holders of the Shares have placed certificates representing the Shares in escrow until regulatory approval has been obtained. By agreement, the remainder of the purchase price will be placed in escrow no later than February 18, 1997.


           Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

            South Branch has a commitment from the Potomac Valley Bank to lend money to South Branch financing the purchase price in a principal amount not to exceed $3,000,000 at an interest rate of prime minus a quarter, which interest rate shall be adjusted annually. At the time of filing of this 8-K, the final loan documentation has not been generated in connection with the proposed loan. In addition, the Potomac Valley Bank currently acts as escrow agent for the benefit of South Branch and the Sellers.



CHS80651

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Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          South Branch Valley Bancorp, Inc.
                                          ------------------------------
                                                   (Registrant)

  February 14, 1997                          /s/ H. Charles Maddy, III
------------------------------            ------------------------------
             (Date)                          (Signature)*



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